UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Juniper Pharmaceuticals, Inc.

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IMPORTANT REMINDER TO VOTE YOUR PROXY

June 21, 2017

To My Fellow Shareholders,

The Juniper Pharmaceuticals Annual Meeting, which is being held on June 30, 2017, is fast approaching. We are writing to remind you to vote for Juniper’s seven experienced and highly qualified director nominees – please vote today by signing and returning your proxy cards or voting electronically or over the phone.

WE URGE YOU TO SUPPORT THE JUNIPER BOARD OF DIRECTORS AND ITS STRATEGIC PLAN TO ENHANCE VALUE

Juniper’s Board and management team are working diligently to transform the lives of women across the world and drive value for shareholders. We are:

•	Growing the core business. In 2016, Juniper’s combined product and services business grew 17% year-over-year. This growth was driven primarily by the strength of CRINONE® and the expansion of the Juniper Pharma services (“JPS”) segment.

•	Continuing to advance our highly promising intravaginal ring (IVR) candidates. We are excited about the progress of our three IVR candidates, for which we expect to file up to three Investigational New Drug (IND) applications in the first half of 2018:

•	JNP-0101, which is an oxybutynin IVR for the treatment of overactive bladder in women;

•	JNP-0201 a combination of Estradiol plus natural Progesterone IVR for hormone replacement therapy or HRT to address symptoms of menopause; and

•	JNP-0301, a natural progesterone IVR for the prevention of pre-term birth.

•	Benefiting from our partnership with Merck KGaA, a pharmaceutical leader headquartered in Germany, for the international distribution of CRINONE®. This product remains a central component of Juniper’s growth strategy, and Merck actively supports its geographic expansion, with work ongoing to add regulatory filings in a number of new territories.

Looking ahead to the remainder of 2017, our commitment to our IVR pipeline reflects our excitement around the multiple opportunities with this innovative portfolio. We are pleased with the data we have seen thus far, which is supportive of continued development of all three candidates. In addition, our targeted investments in JPS are providing a foundation to support growth in our services business. Moreover, we are in discussions with Merck regarding an extension agreement for CRINONE® in order to secure a source of long-term revenue.

33 Arch Street    |    31st Floor    |    Boston, MA 02110    |    US    |    JuniperPharma.com

PLEASE HELP ENSURE JUNIPER’S CONTINUED SUCCESS:

VOTE YOUR PROXY CARD TODAY

Your vote is important, no matter how many shares you own. We urge you to vote FOR Juniper’s director nominees today by signing, dating and mailing the enclosed proxy card. You can also vote by telephone or on the internet by following the instructions on your proxy card. If you need assistance in voting your shares, please call the Company’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or proxy@mackenziepartners.com.

We appreciate your support and continued interest in Juniper. Thank you very much.

Sincerely yours,

Alicia Secor

President and Chief Executive Officer

James A. Geraghty

Chairman of the Board of Directors